UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 28, 2020

STEADFAST APARTMENT REIT, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 200

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Operating Partnership Mergers

On August 28, 2020, pursuant to an Agreement and Plan of Merger (the “SIR OP/STAR OP Merger Agreement”), Steadfast Apartment REIT Operating Partnership, L.P. (“STAR OP”), a Delaware limited partnership that is a subsidiary of Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), merged with and into Steadfast Income REIT Operating Partnership, L.P. (“SIR OP”), a Delaware limited partnership that is a subsidiary of the Company (the “SIR OP/STAR OP Merger”). The SIR OP/STAR OP Merger will be treated for U.S. federal income tax purposes as a tax-deferred contribution by the Company of all of the assets and liabilities of STAR OP to SIR OP under Section 721(a) of the Internal Revenue Code of 1986, as amended.

Immediately following the consummation of the SIR OP/STAR OP Merger, on August 28, 2020, pursuant to an Agreement and Plan of Merger (the “Operating Partnership Merger Agreement”), Steadfast Apartment REIT III Operating Partnership, L.P. (“STAR III OP”), a Delaware limited partnership and subsidiary of the Company, merged with and into SIR OP (the “Operating Partnership Merger” and together with the SIR OP/STAR OP Merger, the “Operating Partnership Mergers”). The Operating Partnership Merger will be treated as an “assets over partnership merger” governed by Treasury Regulations Section 1.708-1(c)(3)(i), with SIR OP being the “resulting partnership” and STAR III OP terminating.

On August 28, 2020, SIR OP changed its name to “Steadfast Apartment REIT Operating Partnership, L.P.” (the “Operating Partnership”).

In addition, on August 28, 2020, prior to completion of the Operating Partnership Mergers described above, the Company acquired SIII Subsidiary, LLC, a Maryland limited liability company and subsidiary of the Company.

On August 28, 2020, SI Subsidiary, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company, as the initial general partner of the Operating Partnership, transferred all of its general partnership interests to the Company, and the Company was admitted as a substitute general partner of the Operating Partnership.

On August 28, 2020, the Company, Steadfast Income Advisor, LLC, the initial limited partner of the Operating Partnership (“SIR Advisor”), Steadfast Apartment Advisor III, LLC, a Delaware limited liability company and the special limited partner of the Operating Partnership (“STAR III Advisor”), Wellington V V M, LLC, a Delaware limited liability company and limited partner of the Operating Partnership (“Wellington”), and Copans V V M, LLC, a Delaware limited liability company and limited partner of the Operating Partnership (“Copans” and together with “Wellington”, “VV&M”), entered into a Second Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT Operating Partnership, L.P. (the “Second A&R Partnership Agreement”) in order to, among other things, reflect the consummation of the Operating Partnership Mergers.

The descriptions of the SIR OP/STAR OP Merger Agreement, the Operating Partnership Merger Agreement and the Second A&R Partnership Agreement are summaries and each is qualified in its entirety by the terms of the SIR/STAR OP Merger Agreement, the Operating

Partnership Merger Agreement, and the Second A&R Partnership Agreement attached as Exhibit 2.1, Exhibit 2.2, and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Pre-Internalization Advisory Agreement Amendment and Joinder

On August 31, 2020, prior to the Closing (as defined below), the Company, Steadfast Apartment Advisor, LLC, a Delaware limited liability company (“STAR Advisor”), and the Operating Partnership entered into a Joinder Agreement (the “Joinder Agreement”) pursuant to which the Operating Partnership became a party to the Company’s Amended and Restated Advisory Agreement, dated as of March 5, 2020 (the “Advisory Agreement”). On August 31, 2020, prior to the Closing, the Advisor, the Operating Partnership and the Company entered into the First Amendment to the Amended and Restated Advisory Agreement in order to remove certain restrictions in the Advisory Agreement related to business combinations and to provide that any amounts accrued to the Advisor commencing on or after September 1, 2020 will be paid by the Operating Partnership in cash (the “First Amendment”).

The descriptions of the Joinder Agreement and the First Amendment are summaries and are qualified in their entirety by the terms of the Joinder Agreement and First Amendment attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Internalization Transaction

On August 31, 2020, the Operating Partnership, as contributee, and the Company, as the general partner of the Operating Partnership, entered into a Contribution and Purchase Agreement (the “Contribution & Purchase Agreement”) with Steadfast REIT Investments, LLC, a Delaware limited liability company (“SRI”), which provided for the internalization of the Company’s external management functions provided by STAR Advisor and its affiliates.

A special committee (the “Special Committee”) comprised entirely of independent and disinterested members of the Company’s board of directors (the “Board”), negotiated the Internalization Transaction (as defined below) and, after consultation with its independent legal and financial advisors, determined that the Internalization Transaction is advisable, fair and reasonable to and in the best interests of the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties, and recommended that the Board authorize and approve the Internalization Transaction. Upon the recommendation from the Special Committee, the Board unanimously authorized and approved the Internalization Transaction. Approval by the Company’s stockholders is not required under Maryland law or the Company’s governing documents for the execution of the Contribution & Purchase Agreement or the consummation of the Internalization Transaction.

As a result of the Internalization Transaction, the Company is now self-managed.

All transactions contemplated by the Contribution & Purchase Agreement, including the series of agreements as further described below, are collectively referred to herein as the “Internalization Transaction.”

Contribution and Purchase Agreement

Prior to the closing of the Contribution (as defined herein), which took place contemporaneously with the execution of the Contribution & Purchase Agreement on August 31, 2020 (the “Closing”), Steadfast Investment Properties, Inc., a California corporation (“SIP”), Steadfast REIT Services, Inc., a California corporation (“REIT Services”), and their respective affiliates owned and operated all of the assets necessary to operate the business of the Company and its subsidiaries (the “Business”) and employed all the employees necessary to operate the Business.

Pursuant to the Contribution & Purchase Agreement, SRI contributed (the “Contribution”) to the Operating Partnership all of the membership interests in STAR RS Holdings, LLC, a Delaware limited liability company (“SRSH”), and the assets, properties and rights necessary to operate the Business in all material respects, and the Assumed Liabilities (as defined in the Contribution & Purchase Agreement) in exchange for $124,999,000 (the “Contribution Value”), which was paid as follows: (i) $31,249,000 in cash (the “Cash Consideration”) and (ii) 6,155,613.92 Class B units of limited partnership interests in the Operating Partnership (the “Class B OP Units”) having the agreed value set forth in the Contribution & Purchase Agreement (the “OP Unit Consideration”). In addition, the Company purchased all of the Class A convertible shares of the Company held by STAR Advisor for $1,000 (the “Purchase Price”).

As part of the Internalization Transaction, the Company, through STAR REIT Services, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“SRS”), hired the Transferring Employees (as defined in the Contribution & Purchase Agreement), who comprise the workforce necessary for the management and day-to-day real estate and accounting operations of the Company and the Operating Partnership.

Concurrently with, and as a condition to the execution and delivery of the Contribution & Purchase Agreement, the Company, through SRS, entered into employment agreements with certain key executives as described in Item 5.02 of this Current Report on Form 8-K.

In addition, SIP granted to the Operating Partnership a five-year, non-exclusive, non-transferable, non-sublicenseable, royalty-free license to use the name, trademark, and service mark “Steadfast,” and certain domain names, as set forth and subject to the terms and conditions of a certain trademark license agreement. In addition, SIP, as licensor, has the right to immediately terminate the trademark license agreement, including the license to use the mark “Steadfast” upon the Operating Partnership’s or its affiliates’ material breach of any provision of the trademark license agreement, which remains uncured after forty-five (45) days of receipt of written notice provided by SIP, (b) Rodney F. Emery ceasing to serve as Chairman of the Board of the Company without his consent or due to cause; (c) a change of control of the Company; (d) the Company ceases substantive commercial use of the “Steadfast” mark; or (e) the Operating Partnership or its affiliates do or cause to be done any action that, in SIP’s reasonable discretion, brings the name and goodwill of SIP or the marks under the trademark license agreement into public disrepute or disfavor.

The Contribution & Purchase Agreement contains customary representations, warranties, covenants and agreements of the Company, the Operating Partnership and SRI.

The foregoing summary of the material terms of the Contribution & Purchase Agreement is qualified in its entirety by reference to the Contribution & Purchase Agreement, which is attached hereto as Exhibit 2.3 and incorporated by reference herein.

Transition Services Agreement

As a condition to the Closing, on August 31, 2020, the Company and SIP entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, commencing on August 31, 2020 until March 31, 2021, unless earlier terminated pursuant to the Transition Services Agreement or extended by mutual consent, SIP will continue to provide certain operational and administrative support at cost plus 15% to the Company, which may include support relating to, without limitation, the shared information technology, human resources and legal, and tax support as set forth in the Transition Services Agreement. Similarly, the Company agreed to provide certain services to SIP at cost plus 15%, which may include acquisition, disposition and financing support and legal support. The Transition Services Agreement enables each party to manage its operations and retain the benefit of operational efficiencies created by access to such services and to assure a smooth transition following the Closing.

The foregoing summary of the material terms of the Transition Services Agreement is qualified in its entirety by reference to the Transition Services Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Registration Rights Agreement

As a condition to the Closing, on August 31, 2020, the Company, the Operating Partnership and SRI entered into a registration rights agreement (the “Registration Rights Agreement”). Upon the terms and conditions in the Third A&R Partnership Agreement (as defined below), the Class B OP Units will be redeemable for shares of common stock of the Company, par value $0.01 per share. Pursuant to the Registration Rights Agreement, SRI (or any successor holder) has the right after August 31, 2022 (the “Lock-Up Expiration”) to request the Company to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock issued or issuable to such holder. The Company will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. The Company will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants SRI (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.

The foregoing summary of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Non-Competition Agreement

As a condition to the Closing, on August 31, 2020, the Company entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with Rodney F. Emery, the majority indirect owner of SRI and Chairman and Chief Executive Officer of the Company, providing that from the date of the Closing until the date that is 30 months from August 31, 2020 (the “Restricted Period”), in general, Mr. Emery shall not, directly or indirectly, (i) solicit certain employees or service providers of the Company, subject to certain exceptions or (ii) solicit certain customers, vendors, suppliers, agents, partners or other similar parties with the purpose of causing such parties or their affiliates to cease doing business with the Company or otherwise interfere with the Company’s business relationships with third parties.

Further, during the Restricted Period, Mr. Emery, subject to limited exceptions provided in the Non-Competition Agreement, in general (i) shall not, and shall cause his respective affiliates not to, engage in the business of managing, operating, directing and supervising the operations and administration of multifamily assets of the class and type owned by the Company as of August 31, 2020 (the “Assets”) (such business activities described in this subsection (i) being the “Restricted Business”), (ii) shall, consistent with past practice, present each opportunity and investment fully and accurately to the Board prior to his or his affiliates acquisition of any Assets and only make such investment on behalf of himself or his affiliates if the Board declines the opportunity; and (iii) shall not engage with or otherwise acquire an interest in, directly or indirectly, any business or enterprise that primarily engage in the Restricted Business in an area within a two-mile radius of each Asset owned or managed by the Company as of the Closing.

Further, each of SRS, the Company and the Operating Partnership agreed that, in general, during the Restricted Period, each will not solicit any employee of SRI or its affiliates or attempt to assist any such employee to enter into any other consulting or business relationship with SRS, the Company and the Operating Partnership, subject to certain limitations.

The foregoing summary of the material terms of the Non-Competition Agreement is qualified in its entirety by reference to the Non-Competition Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Third A&R Partnership Agreement

As a condition to the Closing, on August 31, 2020, the Company, as the general partner and parent of the Operating Partnership, SRI and VV&M entered into a Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Third A&R Partnership Agreement”) to restate the Second A&R Partnership Agreement in order to, among other things, remove references to the limited partner interests previously held by SIR Advisor and STAR III Advisor, reflect the consummation of the Contribution, and designate Class B OP Units that were issued as the OP Unit Consideration.

The foregoing summary of the material terms of the Third A&R Partnership Agreement is qualified in its entirety by reference to the Third A&R Partnership Agreement, which is attached hereto as Exhibit 10.7 and incorporated by reference herein.

Property Management Agreements

In connection with the Internalization Transaction, the Company terminated its existing property-level property management agreements with an affiliate of SIP. On August 31, 2020, SRS entered into property management agreements (each, a “Property Management Agreement”) to provide property management services in connection with certain properties owned by SIP or its affiliates. Pursuant to each Property Management Agreement, SRS will receive a monthly management fee equal to 2.0% of each property’s gross collections for such month. Each Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless the owner of the property terminates the Property Management Agreement with 60 days’ prior written notice or upon the determination of gross negligence, willful misconduct or bad acts of SRS or its employees with 30 days’ prior written notice to SRS. After the first one-year term, either party may terminate the Property Management Agreement in the event of a material breach that remains uncured for a period of 30 days after written notification of such breach.

The foregoing summary of the material terms of the Property Management Agreement is qualified in its entirety by reference to the form of Property Management Agreement, which is attached hereto as Exhibit 10.8 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 regarding the Internalization Transaction is incorporated by reference into this Item 2.01.

Item 3.01	Unregistered Sale of Securities.

The Class B OP Units issued to SRI, as described in Item 1.01 of this Current Report, were issued as the OP Unit Consideration pursuant to the Contribution & Purchase Agreement. Such Class B OP Units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act. The information set forth under Item 1.01 of this Current Report relating to the Class B OP Units is hereby incorporated by reference into this Item 3.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On September 1, 2020, Ana Marie del Rio resigned as the Secretary of the Company, effectively immediately. As noted below, the Board elected Gustav Bahn to serve as the Corporate Secretary of the Company effective on September 1, 2020.

Appointment of Officers

In connection with the Internalization Transaction, the Board elected the following individuals to serve in the position designated by his or her name:

Name	Age	Position
Tim Middleton	49	Chief Investment Officer
Jason Stern	46	Chief Strategy & Administrative Officer
Gustav Bahn	49	Chief Legal Officer and Corporate Secretary
Tiffany Stanley	47	EVP, Property Management

There is no family relationship between any of the individuals listed above, on the one hand, and any of the Company’s other directors or executive officers, on the other hand.

Descriptions of the newly appointed executive officer’s biographical information are included below:

Tim Middleton has served as the Company’s Chief Investment Officer since September 2020, and is responsible for the Company’s acquisition, disposition, real estate finance, asset management and risk management activities. Prior to joining the Company, Mr. Middleton spent 16 years with Steadfast Companies and was appointed Chief Investment Officer in 2017. During his time at Steadfast Companies Mr. Middleton closed over $4 billion in transactions. Before joining Steadfast Companies, Mr. Middleton worked for Trammell Crow Company where he provided real estate advisory services to major corporate clients in the Los Angeles area. Mr. Middleton graduated from the University of New Hampshire with a B.A. in Political Science and received his MBA from Vanderbilt University.

Jason Stern has served as the Chief Strategy & Administrative Officer of the Company since September 2020 and is responsible for developing and executing the Company’s corporate strategies & key initiatives. In this position, he oversees many of the corporate service teams including, Human Resources, Learning & Development, Information Technology, and Marketing & Experience. Mr. Stern held the same role with Steadfast Companies since January 2019.

Before joining Steadfast, Mr. Stern was a turnaround executive and served as President/CEO of the following companies: Gift of Time, a change management consulting firm, Paul’s TV & Appliances, a 48-store consumer electronics retailer, Xceliware, a warehouse management software company, and Adopt A High Maintenance Corporation. Mr. Stern earned his bachelor’s degree from Washington University in St. Louis and his MBA degree from Harvard Business School.

Gustav Bahn has served as the Company’s Chief Legal Officer and Corporate Secretary since September 2020. Mr. Bahn also oversees the Company’s Investor Relations Department. Prior to joining the Company, Mr. Bahn served as Associate General Counsel, Securities & Investments for Steadfast Companies, a position he held since July 2016. Prior to joining Steadfast Companies, Mr. Bahn was a partner at the law firm of Alston & Bird LLP where his practice focused on securities law, private equity and mergers and acquisitions. Prior to joining Alston & Bird LLP in 2006, Mr. Bahn was an associate in the capital markets group of Paul, Weiss, Rifkind, Wharton & Garrison LLP in both the New York and London offices from 2000 to 2006. Mr. Bahn holds a B.A. in Economics and Political Science from the University of Tennessee, an M.Sc. from the London School of Economics and Political Science and a J.D. from Tulane Law School.

Tiffany Stanley has served as the Company’s Executive Vice President of Property Management since September 2020. Prior to joining the Company, Ms. Stanley held multiple positions with Steadfast Companies, including Executive Vice President of Property Management from October 2019 and Vice President of Operational Initiatives from November 2018. Prior to joining Steadfast Companies, Ms. Stanley oversaw all regional operations in Colorado for Camden Property Trust. Ms. Stanley has over 25 years of operational multifamily experience with all asset classes.

The Special Committee engaged FPL Associates L.P., a nationally-recognized compensation consulting firm specializing in the real estate industry, as an executive compensation consultant with respect to the Offer Letter and Employment Agreements (each as defined below). The Special Committee negotiated the Offer Letter and Employment Agreements and unanimously determined that each, including the compensation arrangements contemplated therein, are in the best interests of the Company, and recommended that the Board determine the same. The Board unanimously approved and authorized the Offer Letter and Employment Agreements, including the compensation arrangements contemplated therein.

Emery Offer Letter

On September 1, 2020, Rodney F. Emery accepted an offer letter of employment, which sets forth the terms and conditions of Mr. Emery’s service as the Company’s Chief Executive Officer (the “Offer Letter”). The Offer Letter provides that Mr. Emery’s employment with SRS will be at-will. Mr. Emery’s annual base salary will be $55,000, which will be subject to applicable deductions and withholdings and paid in accordance with the Company’s regular payroll practices. Mr. Emery will be eligible for the same benefit programs as the Company offers to similarly situated employees from time to time, subject to eligibility requirements and the terms of those programs.

Employment Agreements

On September 1, 2020, SRS entered into employment agreements (collectively, the “Employment Agreements”) with each of Messrs. Middleton, Stern and Bahn and Ella S. Neyland, the Company’s President, Chief Financial Officer and Treasurer, and Ms. Stanley (collectively, the “Executives”).

Term. The Employment Agreements will become effective as of the Closing and will continue in effect through the third anniversary of the Closing (the “Initial Term”), unless terminated sooner pursuant to the Employment Agreements. Commencing on the last day of the Initial Term and on each subsequent anniversary of such date, the term of the Employment

Agreements shall be automatically extended for successive one-year periods; provided, however, that either the Company or the Executive may elect not to extend the term of employment by giving at least 180 days prior written notice.

Compensation. The Employment Agreements provide that Messrs. Middleton, Stern and Bahn, and Mses. Neyland and Stanley will receive an annual base salary of $450,000, $400,000, $400,000, $450,000 and $300,000, respectively. Messrs. Middleton, Stern, Bahn and Mses. Neyland and Stanley will be eligible to receive an annual cash bonus with a target amount of at least 50% of his or her annual base salary (each, a “Target Annual Bonus”), based on criteria and goals established by the Board or a Board committee; provided that their 2020 annual bonuses will be not less than the full Target Annual Bonuses.

The Executives will also be eligible to receive equity and/or other long-term incentive awards, in the discretion of the Board or a Board committee.

Subject to each Executive’s continued employment through the grant date, in the first quarter of calendar year 2021, Messrs. Middleton, Stern and Bahn and Mses. Neyland and Stanley will receive an award of time-based restricted stock (the “Time-Based 2021 Award”) with a grant date fair value of $225,000, $200,000, $200,000, $225,000, and $120,000, respectively, each to be granted under and subject to the terms of the Company’s Amended and Restated 2013 Incentive Plan (the “Plan”) and award agreements. The Time-Based 2021 Awards will vest ratably over three years following the grant date, subject to the Executive’s continuous employment through the applicable vesting dates, with certain exceptions.

The Executives will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time and to receive certain other perquisites, each as described in their respective Employment Agreement.

Severance. If the Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (as each term is defined in the Employment Agreements) and the Executive executes a release of claims, the Executive will be entitled to (1) a series of cash payments totaling a multiple of one if the termination does not occur within 12 months after a Change in Control of the Company (as defined in the Executive’s Employment Agreement) and one and one half if the termination occurs within 12 months after a Change in Control of the sum of his or her then-current base salary and Target Annual Bonus for the then-current calendar year (annualized if the termination occurs in 2020); (2) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions and (3) if the Executive elects continuation of coverage under the Company’s group health plan, continuation of subsidized health care coverage for 12 months (or 18 months in the case of a Change of Control) or, if earlier, until the Executive becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any Company group health plan ends.

Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executives on the one hand and the Company on the other hand to disparage the other.

The foregoing description of the Offer Letter and the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.9 hereto and is incorporated herein by reference and the form of Employment Agreement, which is filed as Exhibit 10.10 hereto and is incorporated herein by reference.

Restricted Stock Grants

On September 1, 2020, the Executives and certain other key employees of the Company were issued restricted stock grants under the terms of the Plan, which grants had been approved by the Special Committee and the Board. The grants to the Executives were made pursuant to a Restricted Stock Grant Agreement. The grants vest 50% on the second anniversary of the Closing and 50% on the third anniversary of the Closing (collectively, the “2020 Restricted Stock Awards”).

The 2020 Restricted Stock Award agreements provide that vesting is subject to the Executive’s continued employment with the Company through each applicable vesting date, except in the event of the Executive’s death or disability, in which case, any unvested portion of the awards will become fully vested. In addition, the 2020 Restricted Stock Award agreements provide the Executive with rights as a stockholder in respect of the awards’ vested and unvested shares, including the right to vote and the right to dividends.

In the event of a termination of the Executive’s employment by the Company without “cause” or by the Executive for “good reason” within 12 months following a Change in Control, any unvested portion of the 2020 Restricted Stock Awards will become fully vested at the time of such termination, provided that if the 2020 Restricted Stock Awards are unvested at the time of a Change in Control of the Company and are not assumed or substituted for equivalent awards as part of the Change in Control transaction, the 2020 Restricted Stock Awards will become fully vested at the time of the Change in Control transaction.

This summary is qualified in its entirety by reference to the full text of the Form of Steadfast Apartment REIT, Inc. Restricted Stock Award Agreement attached as Exhibit 10.11 hereto, which is hereby incorporated by reference.

The number of shares of restricted stock granted to each of the Company’s Executives, as set forth below, was determined by dividing the value of the 2020 Restricted Stock Award for the Executive as pursuant to the terms of his or her Employment Agreement by the most recent publicly disclosed estimated value per share as the determined by the Board.

Executive	Number of Shares of 2020 Restricted Stock Awards vesting over 3 years
Ella Neyland	29,546.95
Tim Middleton	29,546.95
Gustav Bahn	19,697.96
Jason Stern	13,131.98
Tiffany Stanley	13,131.98

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file any financial statements required by this Item 9.01(a) in a Form 8-K/A that will be filed not later than 71 days after the date that this Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file any pro forma financial information required by this Item 9.01(b) in a Form 8-K/A that will be filed not later than 71 days after the date that this Form 8-K is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of August 28, 2020, by and between Steadfast Income REIT Operating Partnership, L.P. and Steadfast Apartment REIT Operating Partnership, L.P.*

2.2	Agreement and Plan of Merger dated as of August 28, 2020, by and between Steadfast Apartment REIT Operating Partnership, L.P. f/k/a Steadfast Income REIT Operating Partnership, L.P. and Steadfast Apartment REIT III Operating Partnership, L.P.*

2.3	Contribution and Purchase Agreement by and among Steadfast Apartment REIT Operating Partnership, L.P., as Contributee, Steadfast Apartment REIT, Inc. and Steadfast REIT Investments, LLC, as Contributor, dated as of August 31, 2020.*

10.1	Second Amended and Restated Limited Partnership of Steadfast Apartment REIT Operating Partnership, L.P., dated as of August 28, 2020.

10.2	Joinder Agreement made and entered into as of August 31, 2020, by and among Steadfast Apartment Advisor, LLC, Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT Operating Partnership, L.P. f/k/a Steadfast Income REIT Operating Partnership, L.P.

10.3	Amendment No. 1 to the Amended and Restated Advisory Agreement made and entered into as of August 31, 2020, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment Advisor, LLC, and Steadfast Apartment REIT Operating Partnership, L.P. f/k/a Steadfast Income REIT Operating Partnership, L.P.

10.4	Transition Services Agreement, by and between Steadfast Apartment REIT, Inc. and Steadfast Income Properties, Inc., dated as of August 31, 2020.

10.5	Registration Rights Agreement, dated as of August 31, 2020, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast REIT Investments, LLC.

10.6	Non-Competition Agreement, dated as of August 31, 2020, by and among Rodney F. Emery, STAR REIT Services, LLC, Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT Operating Partnership, L.P.

10.7	Third Amended and Restated Limited Partnership Agreement of Steadfast Apartment REIT Operating Partnership, L.P. f/k/a Steadfast Income REIT Operating Partnership, L.P., dated as of August 31, 2020.

10.8	Form of Property Management Agreement

10.9	Offer Letter from STAR REIT Services, LLC to Rodney F. Emery, dated as of September 1, 2020.

10.10	Form of Employment Agreement

10.11	Form of Restricted Stock Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission (“SEC”) upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date: September 3, 2020	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer